UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 21, 2020

India Globalization Capital, Inc.

(Exact Name of Registrant as Specified in Its Charter)

 Commission File Number: 001-32830

Maryland	20-2760393
(State or other jurisdiction of incorporation)	(I.R.S Employer Identification Number)

10224 Falls Road, Potomac, Maryland 20854

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (301) 983-0998

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IGC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

India Globalization Capital, Inc.

December 21, 2020

Item 8.01.	Other Events.

India Globalization Capital, Inc. (the “Company”) and its CEO Ram Mukunda have reached a settlement (“Settlement”) with the United States Securities and Exchange Commission (“SEC”) for disclosures made in the Company’s March 26, 2018, press release regarding the timeframe for the availability of its first cannabis product, Hyalolex™.

Under the terms of the Settlement, without admitting or denying the factual allegations, the Company and Mr. Mukunda consented to the entry of an order by the SEC pursuant to which : (1) the Company and Mr. Mukunda will cease and desist from committing or causing any violations and any future violations of Sections 17(a)(2) and (3) of the Securities Act of 1933; (2) the Company and Mr. Mukunda will pay a civil money penalty in the respective amounts of $175,000 and $35,000 to the SEC; and (3) the Company will retain an independent compliance consultant to conduct a compliance program assessment and make recommendations related to the Company’s internal policies and procedures regarding the effectiveness of the Company’s disclosure controls and procedures with an emphasis on the Company’s press releases and social media posts.

Additional information regarding the settlement and order can be found at https://www.sec.gov/litigation/admin/2020/33-10908.pdf.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date: December 22, 2020	By:	/s/ Claudia Grimaldi
Claudia Grimaldi
Vice President